Exhibit 99.1

Medical Staffing Network Holdings Announces Second Quarter 2008 Operating Results

Revenue Increased 52% Over Prior Year Quarter; Revenue Essentially Flat Sequentially

BOCA RATON, Fla.--(BUSINESS WIRE)--Medical Staffing Network Holdings, Inc. (NYSE: MRN) today reported revenue of $143.0 million for the second quarter of 2008, an increase of 52.2% from the second quarter of 2007 revenue of $94.0 million. Net loss for the second quarter of 2008 was $52.7 million, or $1.74 per diluted share, as compared with net income of $1.7 million, or $0.06 per diluted share, for the second quarter of 2007. Included in the net loss for the second quarter of 2008 were pretax non-cash impairment charges to goodwill and other indefinite lived intangible assets of $59.8 million and $3.1 million, respectively.

Commenting on the second quarter’s results, Robert J. Adamson, chairman and chief executive officer, stated, “During the second quarter, despite the continuing effects of economic headwinds that suppress growth in hospital admissions, our quarterly revenue was essentially flat on a sequential basis. As a result of the acquisitions made in 2007 and the double-digit organic revenue growth in our allied health staffing division, our revenue increased by more than 50% year-over-year, which has improved our operating results. In June, we reduced our operating overhead in excess of $5 million annually. Assuming industry conditions do not deteriorate further, these cost reductions could yield improved operating leverage in subsequent quarters.”

Adamson concluded, “We continue to have success in improving our bill-to-pay rate spread. As a result of this focus, our gross profit margin increased by 40 basis points year-over-year. Improved margins, coupled with double-digit organic revenue growth from our allied health staffing division and the reduction of operating expenses, are the foundation for our optimism that our third quarter results will show continued improvement.”

Kevin S. Little, president and chief financial officer, commented, “We recorded impairment charges to goodwill and other indefinite lived intangible assets as a result of the challenging industry dynamics currently being experienced, affecting both quarterly results and our assessments of future growth rates of the healthcare staffing industry. These charges are non-cash and have no effect on our liquidity or debt covenants. In fact, during the second quarter, we were able to reduce our DSO by three days to 53 days. This reduction, combined with cash generated by operations of nearly $9.0 million for the quarter, enabled us to repay all outstanding borrowings on our revolving credit facility as of the end of quarter. At June 29, 2008, we had more than $22 million immediately available for borrowing and $4.5 million in cash on hand.”

Gross profit was $35.7 million for the second quarter of 2008, an increase of 54.9% from the second quarter of 2007 gross profit of $23.0 million. Gross margin for the second quarter of 2008 was 24.9%, an increase from 24.5% for the second quarter of 2007. The 40 basis point year-over-year improvement was primarily attributable to a continued focus on gross margin expansion. Selling, general and administrative expenses were $29.9 million, or 20.9% of revenues, in the second quarter of 2008 as compared with $19.3 million, or 20.5% of revenues, for the comparable prior year period.

Excluding stock-based compensation expense of $0.1 million, other charges of $0.2 million relating to severance payments made in the second quarter and the aforementioned impairment charges, the Company’s adjusted earnings before interest, taxes, depreciation and amortization (AEBITDA) for the second quarter of 2008 increased 60.0% to $6.0 million as compared with $3.8 million for the second quarter of 2007. Excluding the aforementioned impairment charges and assuming a 40% effective tax rate, adjusted net income for the second quarter of 2008 would have been $0.9 million, or $0.03 per diluted share, as compared with $1.5 million, or $0.05 per diluted share, for the second quarter of 2007.

Revenues were $288.3 million for the six months ended June 29, 2008, an increase of 56.3% from revenues of $184.5 million for the comparable prior year period. Net loss for the six months ended June 29, 2008, was $52.0 million, or $1.71 per diluted share, compared with net income of $1.7 million, or $0.05 per diluted share, in the prior year period. Included in the net loss for the six months ended June 29, 2008, were pretax non-cash impairment charges to goodwill and other indefinite lived intangible assets of $59.8 million and $3.1 million, respectively.

Gross profit was $70.7 million for the six months ended June 29, 2008, an increase of 60.5% from the gross profit of $44.1 million for the comparable prior year period. Gross margin for the six months ended June 29, 2008, was 24.5%, an increase from the gross margin of 23.9% for the comparable prior year period. The 60 basis point year-over-year improvement was primarily attributable to a continued focus on gross margin expansion. Selling, general and administrative expenses were $59.2 million, or 20.5% of revenues, for the six months ended June 29, 2008, as compared with $39.1 million, or 21.2% of revenues, for the comparable prior year period.

Excluding stock-based compensation expense of $0.2 million, other charges of $0.5 million (of which $0.2 million related to the second quarter severance payments and $0.3 million related to the duplicative costs incurred in the first quarter in connection with the termination of an outsourcing initiative) and the aforementioned impairment charges, the Company’s AEBITDA for the six months ended June 29, 2008, increased 145.6% to $12.1 million as compared with $4.9 million for the comparable prior year period. Excluding the aforementioned impairment charges and assuming a 40% effective tax rate, adjusted net income for the six months ended June 29, 2008, would have been $1.6 million, or $0.05 per diluted share, as compared with $1.5 million, or $0.05 per diluted share, for the six months ended July 1, 2007.

Conference Call

The Company’s management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Thursday, August 7, 2008. A live webcast, as well as a 30-day replay, of the conference call will be available online at the Company’s website at www.msnhealth.com or at www.earnings.com.

Company Summary

Medical Staffing Network Holdings, Inc. is the third largest diversified healthcare staffing company in the United States as measured by revenues. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), and is intended to enhance an overall understanding of our current financial performance. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is AEBITDA which consists of net income (loss) before income taxes, interest, loss on early extinguishment of debt, depreciation and amortization, restructuring and other charges, outsourcing implementation costs and non-cash impairment of goodwill, which might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement table included within the condensed consolidated statements of operations includes a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical fact. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to maintain the revenue run-rate experienced in the first few months following the InteliStaf merger; our ability to maintain the level of success achieved to date with regards to the InteliStaf integration plan; our ability to attract and retain qualified nurses and other healthcare personnel; our ability to maintain demand for services provided by temporary healthcare professionals if lower than expected levels of patient occupancy at our hospital and healthcare facility clients continue; the effect of higher unemployment rates on our ability to successfully recruit additional healthcare professionals; the effect of the general level of economic activity on our business as such activity is impacted by factors beyond our control (i.e. inflation, recession, weather conditions, acts of war); our ability to remain competitive in obtaining and retaining hospital and healthcare facility clients and temporary healthcare professionals; our continued ability to secure and fill new orders from our hospital and healthcare facility clients; the effect of fluctuations in hospital and healthcare facility patient occupancy on our business; our clients’ inability to pay us for our services; the effects of healthcare reform on our business; our exposure to increased costs and risks associated with increasing and new corporate governance regulation compliance; the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business including Joint Commission certification; the proper functioning of our information systems; our ability to successfully implement our acquisition strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to obtain additional financing, if required, in future periods; our ability to leverage our cost structure; the effect of significant legal actions and other claims asserted against us on our business; our ability to sustain the improved self-insurance claims experience; our continued ability to attract, develop and retain sales and recruitment personnel; the departure of key officers and senior management personnel; the effect of our recognition of any impairment to goodwill on our earnings; the effect of higher than anticipated travel business housing costs on our margins; the ability of our executive officers, directors and significant stockholders to influence matters requiring stockholder approval; the provisions in our corporate documents and Delaware law that could delay or prevent a transaction considered favorable by our stockholders; and the possible decline in value of our stock price. Additional information concerning these and other important factors can be found within the registrant’s filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

MEDICAL STAFFING NETWORK HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Service revenues	$143,029	$93,953	$288,252	$184,471
Cost of services rendered	107,361	70,923	217,528	140,406
Gross profit	35,668	23,030	70,724	44,065

Operating expenses:
Selling, general and administrative	29,875	19,279	59,184	39,139
Depreciation and amortization	1,554	893	3,046	1,791
Impairment of goodwill	59,817	–	59,817	–
Impairment of intangible assets	3,100	–	3,100	–
Total operating expenses	94,346	20,172	125,147	40,930

Income (loss) from operations	(58,678)	2,858	(54,423)	3,135
Minority interest in income of subsidiary	71	–	126	–
Interest expense, net	2,694	344	5,735	719

Income (loss) before provision for (benefit from) income taxes	(61,443)	2,514	(60,284)	2,416
Provision for (benefit from) income taxes	(8,717)	795	(8,334)	766
Net income (loss)	$(52,726)	$1,719	$(51,950)	$1,650

Basic and diluted net income (loss) per share	$(1.74)	$0.06	$(1.71)	$0.05

Weighted average common shares outstanding:
Basic	30,315	30,262	30,314	30,261
Diluted	30,315	30,305	30,314	30,341

Reconciliation to AEBITDA:
Net income (loss)	$(52,726)	$1,719	$(51,950)	$1,650
Provision for (benefit from) income taxes	(8,717)	795	(8,334)	766
Interest expense, net	2,694	344	5,735	719
Depreciation and amortization	1,554	893	3,046	1,791
Stock based compensation expense	125	8	250	16
Restructuring and other charges	166	–	476	–
Impairment of goodwill	59,817	–	59,817	–
Impairment of intangible assets	3,100	–	3,100	–
AEBITDA	$6,013	$3,759	$12,140	$4,942

Summary Cash Flow Information:
Cash flow provided by operating activities	$8,880	$3,977	$11,472	$3,062

Operating Statistics:
Hours worked	3,206	2,287	6,424	4,501

MEDICAL STAFFING NETWORK HOLDINGS, INC.
Reconciliation to Adjusted Net Income (1)
(unaudited; in thousands, except per share data)

	Three Months Ended		Years Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Income (loss) from operations, as reported	$(58,678)	$2,858	$(54,423)	$3,135
Impairment of goodwill	59,817	–	59,817	–
Impairment of intangible assets	3,100	–	3,100	–
Adjusted income from operations (1)	4,239	2,858	8,494	3,135
Minority interest in income of subsidiary	(71)	–	(126)	–
Interest expense, net	(2,694)	(344)	(5,735)	(719)
Adjusted income before income taxes (1)	1,474	2,514	2,633	2,416
Adjusted provision for income taxes (2)	590	1,006	1,053	966
Adjusted net income (1)	$884	$1,508	$1,580	$1,450
Basic and diluted adjusted net income per share (1)	$0.03	$0.05	$0.05	$0.05

Weighted average common shares outstanding:
Basic	30,315	30,262	30,314	30,261
Diluted	30,338	30,305	30,339	30,341

(1) Certain measurements are being provided as management believes they are a useful supplement to actual operating performance and for comparison to prior year periods. These measurements are not intended to represent actual operating results and they should not be considered in isolation or as a substitute for measures of performance in accordance with United States generally accepted accounting principles (GAAP). These measurements have certain material limitations as compared to the use of the most directly comparable GAAP financial measures. We compensate for these limitations by using these measurements as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our operating performance and comparisons to prior year periods.

(2) The provision for income taxes for the three months and years ended December 30, 2007 and December 31, 2006, is being calculated assuming there was no need to record a valuation allowance against the Company’s net deferred income tax assets. As such, an effective income tax rate of 40% was used in calculating the adjusted net income for both the three and six months ended June 29, 2008 and July 1, 2007.

MEDICAL STAFFING NETWORK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	June 29, 2008	Dec. 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$4,501	$1,898
Accounts receivable, net	90,683	98,376
Other current assets	5,285	5,529
Total current assets	100,469	105,803

Furniture and equipment, net	12,246	9,944
Goodwill	125,498	184,257
Intangible assets, net	10,300	14,637
Other assets, net	4,984	5,215

Total assets	$253,497	$319,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$43,687	$45,702
Accrued payroll and other current liabilities	12,548	12,245
Current portion of long-term debt	1,000	1,000
Total current liabilities	57,235	58,947

Long-term debt	123,250	128,185
Deferred income taxes	–	8,334
Other long-term obligations	4,770	4,219
Total liabilities	185,255	199,685

Minority interest	402	402

Commitments and contingencies

Total stockholders’ equity	67,840	119,769

Total liabilities and stockholders’ equity	$253,497	$319,856

CONTACT:
Medical Staffing Network Holdings, Inc.
Jeff Yesner, Chief Accounting Officer, 561-322-1303